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                                                                    Exhibit (22)


                                 HANDY & HARMAN

                      SUBSIDIARIES AS OF DECEMBER 31, 1993


A-1 Sales Inc.
Alloy Ring Service, Inc.
American Chemical  & Refining Company, Incorporated
H&H Fabrications, Inc. (Formerly Brunner Engineering & Mfg., Inc.)
Camdel Metals Corporation
Con-Ind Limited
Continental Industries, Inc.
Daniel Radiator Corporation
Exxtrusions Corporation
Greenback Industries, Inc.
Handy & Harman Automotive Group, Inc.
Handy & Harman Automotive de Mexico, S.A. De C.V.
Handy & Harman Electronic Materials Corporation
Handy & Harman Envirotech Systems, Ltd. (Formerly Monico Manufacturing & Supply Co., Inc.)
Handy & Harman of Canada, Limited
Handy & Harman  International, Ltd.
Handy & Harman International (Korea) Limited
Handy & Harman Peru, Inc.
Handy & Harman Radiator Corporation
Handy & Harman Tube Company, Inc.
Handy & Harman Indiana Tube Corporation, Inc.
Indiana Tube Corporation
Jackson Industries, Inc.
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Jet Tool Company, Inc.
KJ-VMI Realty, Inc. (Formerly Valley Metals Inc.)
Kontite U.K. Limited
Lexington Tube Co., Inc.
Lucas-Milhaupt, Inc.
Maryland Specialty Wire, Inc.
Micro-Tube Fabricators, Inc.
H&H Powdered Metals, Inc. (Formerly New Industrial Techniques, Inc.)
Northvale Design & Development Company, Inc.
Pal-Rath Realty, Inc. (Formerly Rathbone Corporation)
Platina Laboratories, Inc.
Rigby-Maryland (Stainless), Ltd.
South Windsor Metallurgical, Inc.
U.S. Auto Radiator Manufacturing Corporation
Willing B Wire Corporation
          In addition to the wholly-owned subsidiaries listed above, the Company has a 50% interest in GO/DAN Industries, a joint venture partnership, and has a 5% interest in Muzuno Handy Harman, Ltd. and a 50% interest in Handy & Harman (Asia), S.A. Handy & Harman (Asia), S.A. owns 100% of Handy & Harman
(HK) Limited and 75% of Handy & Harman Manufacturing (Singapore) Pte. Ltd. The Company owns 12_1/2% of Handy & Harman Manufacturing (Singapore) Pte. Ltd.
          The Company also has a 5% interest in Ravel Inc., formerly named R.V.L. Investments, Inc.